ACKNOWLEDGMENT OF REPLACEMENT SPECIAL SERVICER

December 9, 2025

To the Persons on the Attached Schedule A

1.
DUMBO Heights Portfolio / BMARK 2018-B7 Pooling and Servicing Agreement / Co-Lender Agreement

Ladies and Gentlemen:

Reference is made to Pooling and Servicing Agreement, dated as of November 1, 2018 (as the same may have been, or may hereafter be, amended modified, supplemented or extended, the “PSA”), originally by and among Deutsche Mortgage & Asset Receiving Corporation (in its capacity as “Depositor”), KeyBank National Association (in its capacity as “Master Servicer”), LNR Partners, LLC (in its capacity as “Special Servicer”), Wells Fargo Bank, National Association (in its capacity as “Trustee”, “Certificate Administrator”, “Paying Agent” and “Custodian”) and Park Bridge Lender Services LLC (in its capacity as “Operating Advisor” and “Asset Representations Reviewer”), which PSA relates to those certain Benchmark 2018-B7 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-B7 (the “Trust”), and (ii) that certain Amended and Restated Agreement Between Noteholders, dated as of November 27, 2018 (as the same may have been amended, modified, supplemented or extended, the “CLA”), originally by and among Citi Real Estate Funding Inc. (in its capacity as initial owner of Note A-1, Note A-2 and Note A-3, together with its successors and assigns, “Note A Holder”), Shinhan Aim Real Estate Fund No. 5 (in its capacity as initial owner of Note B-1, together with its successors and assigns, the “Note B-1 Holder”), and Shinhan Aim Real Estate Fund No. 5-A (in its capacity as initial owner of Note B-2, together with its successors and assigns, the “Note B-2 Holder”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the PSA or the CLA, as applicable. Pursuant to Section 3.22(b) of the PSA and Section 7 of the CLA, Shinhan Aim Real Estate Fund No. 5, in its capacity as the Note B-1 Holder, has terminated Green Loan Services LLC as Special Servicer of the whole DUMBO Heights Portfolio loan (the “DUMBO Heights Whole Loan”) and has appointed the undersigned Torchlight Loan Services, LLC (“Torchlight”) to serve as successor Special Servicer of the DUMBO Heights Whole Loan under the PSA and CLA.

Torchlight hereby agrees that, effective as of the date of this Acknowledgment of Replacement Special Servicer (the “Acknowledgment”), Torchlight shall serve as Special Servicer of the DUMBO Heights Whole Loan under the PSA and CLA. Torchlight hereby agrees to assume all of the responsibilities, duties, and liabilities of the Special Servicer of the DUMBO Heights Whole Loan under the PSA and CLA and shall perform punctually the duties of the Special Servicer of the DUMBO Heights Whole Loan under the PSA and CLA. Torchlight further acknowledges and agrees that it is and shall be a party to the PSA and bound thereby to the full extent indicated in the PSA in the capacity of Special Servicer of the DUMBO Heights Whole Loan. Torchlight hereby, as of the date of this Acknowledgment, makes (1) the representations and warranties set forth in Section 2.04(b) of the PSA mutatis mutandis, and all references to “Agreement” in Section 2.04(b) of the PSA include this Acknowledgment in addition to the PSA, and further represents that it satisfies all eligibility requirements set forth in the PSA and CLA, and (2) pursuant to Section 3.22(e) of the PSA, the following representations and warranties: Torchlight (i) satisfies all of the eligibility requirements applicable to the special servicer contained in the PSA, (ii) is not the Operating Advisor or former operating advisor, the Asset Representations Reviewer or former asset representations reviewer, or an affiliate of any of the foregoing, (iii) is not obligated or allowed to pay the Operating Advisor any fees or otherwise compensate the Operating Advisor (x) in respect of its obligations

Acknowledgement of Replacement Special Servicer – DUMBO Heights Portfolio (BMARK 2018-B7)

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under the PSA or (y) for the appointment of Torchlight as the successor Special Servicer or the recommendation by the Operating Advisor for Torchlight to become the Special Servicer, (iv) is not entitled to receive any compensation from the Operating Advisor other than compensation that is not material and is unrelated to the Operating Advisor’s recommendation that Torchlight be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination. In addition, any replacement Special Servicer that will service any Serviced Whole Loan shall meet any requirements specified in the related Intercreditor Agreement or, if applicable, the related Other Pooling and Servicing Agreement

The following is the notice information for Torchlight as Special Servicer of the DUMBO Heights Whole Loan under the PSA and CLA:

Torchlight Loan Services, LLC

90 Park Avenue, 20th Floor

New York, New York 10016

Attention: William A. Clarkson

E-mail: wclarkson@torchlight.com

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TORCHLIGHT LOAN SERVICES, LLC

By: /s/ Daniel Greenholtz

Name: Daniel Greenholtz

Title: Authorized Signatory

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory

Acknowledgement of Replacement Special Servicer – DUMBO Heights Portfolio (BMARK 2018-B7)

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SCHEDULE A

BMARK 2018-B7

Master Servicer:

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Email: keybank_notices@keybank.com

Polsinelli

900 West 48th Street, Suite 900

Kansas City, MO 64112

Attention: Kraif Kohring

Email: Kkohring@polsinelli.com

Special Servicer:

Green Loan Services LLC

420 Lexington Avenue, 19th Floor

New York, New York 10170

Attention: Andrew Falk

Email: andrew.falk@slgreen.com

Certificate Administrator and Paying Agent:

Wells Fargo Bank, National Association

c/o Computershare Trust Company,

National Association as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – BMARK 2018-B7

Email: trustadministrationgroup@computershare.com;

!NACCTRegulatoryReporting@computershare.com; cctcmbsbondadmin@computershare.com

17g-5 Information Provider

17g5informationprovider@computershare.com

Trustee:

Wells Fargo Bank, National Association

c/o Computershare Trust Company,

National Association as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – BMARK 2018-B7

Email: trustadministrationgroup@computershare.com;

!NACCTRegulatoryReporting@computershare.com; cctcmbsbondadmin@computershare.com

Operating Advisor and Asset Representations Reviewer:

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: BMARK 2018-B7 – Surveillance Manager

Email: cmbs.notices@parkbridgefinancial.com

Depositor:

Deutsche Mortgage & Asset Receiving Corporation

1 Columbus Circle

New York, New York 10019

Attention: Lainie Kaye

with a copy via email to:

cmbs.requests@db.com

with a copy to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Robert Kim

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BMARK 2018-B8

Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head

Email: NoticeAdmin@midlandls.com

Stinson Leonard Street LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150
Fax Number: (816) 412-9338
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com

Depositor:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: Kunal K. Singh
E-mail: US_CMBS_Notice@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: SPG Legal

E-mail: US_CMBS_Notice@jpmorgan.com

Trustee:

Wells Fargo Bank, National Association

c/o Computershare Trust Company,

National Association as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMARK 2018-B8

Email: trustadministrationgroup@computershare.com;

!NACCTRegulatoryReporting@computershare.com; cctcmbsbondadmin@computershare.com

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CGCMT 2018-C6

Master Servicer:

Trimont LLC

550 S. Tryon Street, Suite 2400
Charlotte, North Carolina 28202
Attention: CGCMT 2018-C6 Asset Manager

Email: commercial.servicing@wellsfargo.com

K&L Gates LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann

Depositor:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Email: richard.simpson@citi.com

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Email: ryan.m.oconnor@citi.com

Trustee: Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – CGCMT 2018-C6 Email: CMBSTrustee@wilmingtontrust.com

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Co-Lender
Note B-1 Holder: Shinhan AIM Real Estate Fund No. 5 c/o Shinhan Asset Management 96 Yeouidae-Ro, Yeongdeungpo-Gu Seoul, Korea 07321 Attn: Young Kim Telephone No.: +82-2-3775-4518 Email: youngkim@shinhan.com	Note B-2 Holder: Shinhan AIM Real Estate Fund No. 5 c/o Shinhan Asset Management 96 Yeouidae-Ro, Yeongdeungpo-Gu Seoul, Korea 07321 Attn: Young Kim Telephone No.: +82-2-3775-4518 Email: youngkim@shinhan.com

Intercreditor

Mezzanine A Lender:

Shinhan AIM Real Estate Fund No. 6

c/o Shinhan Asset Management

96 Yeouidae-Ro, Yeongdeungpo-Gu

Seoul, Korea 07321

Attn: Kim, Juhyun

Telephone No.: +82-2-767-9052

Email: juhyun.kim@shinhanamc.com

DB Insurance Co., Ltd.

24 Yeouidae-Ro, Yeongdeungpo-Gu

Seoul, Korea 07320

Attn: Roh, Jongpil

Telephone No.: +82-2-331-5494

Email: F1060182@dbins.co.kr

Mezzanine B Lender:

Shinhan AIM Real Estate Fund No. 7

c/o Shinhan Asset Management

96 Yeouidae-Ro, Yeongdeungpo-Gu

Seoul, Korea 07321

Attn: Park, TaeYoung

Telephone No.: +82-2-767-9153

Email: taeyoung.park@shinhanamc.com

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